SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                     FORM 8-K


                                  CURRENT REPORT

             			        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


     Date or Report (Date of earliest event reported):  November 12, 1997








                            BIOTECHNICA INTERNATIONAL, INC.
             (Exact name of registrant as  specified in its charter)




           Delaware            	       0-11854		              22-2344703
(State or other jurisdiction of    (Commission File	       (I.R.S. Employer
incorporation or organization)	        Number)	         	Identification No.)



            4001 North War Memorial Drive, Peoria, IL		    		 61614
            (Address of principal executive offices)			     (Zip Code)


      Registrant's telephone number, including area code:  309/681-0300





        _____________________________________________________________
        (Former name or former address, if changed since last report)









ITEM 5.  OTHER EVENTS


FOR IMMEDIATE RELEASE:  November 12, 1997

CONTACT:
Bruno Carette, President and CEO
BioTechnica International, Inc.
4001 N. War Memorial Drive -- Suite 200
Peoria, Illinois  61614
(309) 681-0300


                   BIOTECHNICA INTERNATIONAL, INC.
                        HOLDS ANNUAL MEETING

BioTechnica International, Inc. (the "Company") reported today the results of its annual meeting of shareholders. At the annual meeting, Messrs. Claude Agier, George R. Allbritten, Bruno Carette, Ralph W.F. Hardy, Serge Lebreton, Claude Lescoffit, and Laurent Petoton were elected directors of the Company. Also, KPMG Peat Marwick was selected as auditors for the Company for the year ended June 30, 1998.

The Company also announced today the results of its first quarter of Fiscal 1998. During the first quarter, the Company recorded a net loss of $2,193,000. This compared to a net loss of $2,030,000 for the same period of the previous fiscal year. The Company attributed most of the increase in loss to lower fall sales of wheat seeds in the current year compared to the prior year.

The Company also announced that in November 1997, it sold a portion of the Company's facility located in Mt. Pleasant, IA to an unrelated party for $250,000 cash. This will result in a loss of approximately $237,000 and followed a reevaluation of Company assets that could be turned into cash without adversely impacting operations.

The Company reiterated its prior statements that, from time to time, the Company's 94% parent, Limagrain Genetics Corp. ("LG Corp."), evaluates its strategic alternatives with respect to its investment in the Company. Such alternatives include, among other things, a possible cash-out merger of the minority shareholders of the Company. Although the Company and LG Corp. have had no substantive discussions regarding such a merger, LG Corp. has informed the Company that it has begun preliminary internal discussions regarding the possibility of such a merger and that it may consider such a merger in the future. The Company and its Board of Directors have discussed the possible legal structure of such a transaction among themselves and with representatives of LG Corp. As a part of these discussions, the Company's Board was informed that such a merger could be effected by LG Corp. without any action or approval by the Company's Board of Directors or its stockholders. Because there can be no assurance whether or not LG Corp. will effect such a merger in the future, the Company will not make any additional comments regarding the possibility of such a merger unless such a merger is approved by the Board of Directors of LG Corp. or other events occur that make an announcement appropriate.

BioTechnica International, Inc. is an agricultural products company dedicated principally to the production and marketing of proprietary hybrid corn, soybean, alfalfa, and other field seed products throughout the Midwest Corn Belt region of the United States.


                               Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BioTechnica International, Inc.


Date:  November 12, 1997               By:  /s/ Edward M. Germain
                                                Chief Financial Officer
                                                (principal financial officer)